EXHIBIT 99.1

Media Contact:	Investor Contact:
Samantha Moore	Tara Calhoun
Group Manager, Public Relations	Sr. Director, Investor Relations
(650) 385-5259	(650) 385-5059
smoore@informatica.com	tcalhoun@informatica.com

INFORMATICA REPORTS INCREASED SECOND QUARTER REVENUES OF $50.5 MILLION,
INCREASED OPERATING INCOME OF $2.6 MILLION

REDWOOD CITY, Calif., July 17, 2003 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration and business intelligence software, today announced financial results for the second quarter ended June 30, 2003.

     Revenues for the second quarter of 2003 were $50.5 million, up sequentially from the $48.5 million recorded in the first quarter of 2003, and also up over the $49.1 million recorded in the second quarter of 2002. Net income for the second quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $3.2 million or $0.04 per share, up sequentially from net income of $1.2 million or $0.01 per share in the first quarter of 2003, and also an increase over the net income of $0.4 million or $0.01 per share earned in the second quarter of 2002.

     For the six-month period ending June 30, 2003, revenues were $99.1 million, an increase from the $97.7 million recorded during the first six months of 2002. GAAP net income for the first six months of 2003 was $4.4 million or $0.05 per share, an increase from $0.2 million or $0.00 per share for the first six months of 2002.

      “We’re pleased with our progress in the second quarter, generating continued revenue growth and increased profitability. Uptake of our data integration and business intelligence products also remained high, as we added new customers and closed a record amount of repeat business,” said Gaurav Dhillon, president and CEO of Informatica. “Given the strength of our data integration business and the expanding opportunities in this market, we will intensify our focus on these products by transitioning our solutions business to our strong partner ecosystem. We are focused on growth, have demonstrated we can do so profitably, and are excited about the year to come.”

     Significant milestones achieved in the second quarter of 2003 include:

•	Signed repeat business with 144 customers. Customers continue to derive value from their investment in Informatica solutions. Repeat customers include American Express, American Power Conversion, AT&T Wireless, DaimlerChrysler AG, eBay, GE, GMAC Residential Funding, Honeywell, HP, Marathon Oil, the New York Times, U.S. Department of Justice, U.S. Customs, U.S. Navy, Verizon Communications, and Wachovia Securities.

•	Signed 53 new customers. Informatica increased its customer base this quarter to 1,805 companies. New customers include Cargill Ltd, Cypress Semiconductor, District of Columbia, DriveTime Automotive, Hitachi Data Systems, Information Resources, Medtronic, Neoforma, Newmont Mining, U.S. Census Bureau, University of Kentucky and Vodafone AB.

•	Gained significant traction for Informatica’s business intelligence platform. With the signing of 22 new PowerAnalyzer customers this quarter, Informatica has seen its order volume and the number of customers purchasing more than double from the first quarter. Customers include Accredited Home Lenders, Canadian Wheat Board, Federal Express, Royal Bank of Scotland, UPS, and the United States Navy.

•	Launched Business Activity Platform with webMethods. Jointly delivered a unique product for enabling enterprise integration and real-time visibility. The result of a collaboration between Informatica and webMethods – both identified by Gartner as leaders in their respective markets – the Business Activity Platform is the first product that addresses the convergence of integration technologies and visibility to meet customers’ requirements for business activity monitoring (BAM).

•	Informatica PowerCenter uniquely optimized for IBM DB2. The latest release of the Informatica PowerCenter data integration platform delivers breakthrough load performance for IBM DB2 Universal Database Enterprise Server Edition software. “Data smart parallelism” has supercharged DB2 Universal Database load performance by up to 2,000 percent over the previous release of PowerCenter.

•	SAP users choose Informatica as their preferred data integration platform. The PowerCenter data integration platform was placed on SAP FAQ’s “Members’ Choice Top 25 Tools and Technology” list for the second consecutive year. Informatica is the only data integration vendor in this year’s list, which recognizes the foremost 25 tools and technology vendors chosen by the more than 15,000 members of the SAP FAQ community.

•	Launched research and development center in India. Informatica’s new India R&D Lab will focus on research and development across Informatica’s entire family of software products for data integration and business intelligence. By expanding its software development operation into India, Informatica will ensure that its customers have access to high-quality software-development resources, no matter where their customers are located.

•	Expanded partnership with Tata Consultancy Services. Tata Consultancy Services (TCS), Asia’s largest software solutions and IT consulting company, is now a global reseller of Informatica products. TCS also plans to double the number of consultants trained on Informatica’s family of software. Additionally, TCS has licensed Informatica software to drive business performance within its own global organization.

•	Won two prestigious industry awards. Toyota Motor Sales U.S.A. (TMS) won the 2003 Best Practices Award in the metadata management category from The Data Warehousing Institute (TDWI). The prestigious award recognizes TMS’ successful implementation of the Informatica PowerCenter data integration platform, and the role metadata management played in dramatically improving its customer-service capabilities. ING U.S. Financial Services’ implementation of Informatica PowerCenter received DM Review’s World Class Solution Award in the data acquisition and integration category. Using the Informatica data integration platform, ING created a real-time architecture to help the company improve sales, marketing and customer service.

Informatica will be discussing its second quarter 2003 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast and replay of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 888-286-8010, passcode 17945825. The telephone replay will be available until 4:00 p.m. on July 24, 2003.

     About Informatica

     Informatica Corporation (NASDAQ: INFA) is a leading provider of data integration and business intelligence software that helps Global 2000 companies monitor and optimize the performance of key business operations across the enterprise. Using Informatica, companies can improve their operational efficiency, increase customer profitability and streamline supply chain operations. With more than 1,800 companies worldwide, Informatica addresses companies’ end-to-end needs for data integration, data warehousing and business intelligence — whichever best suits their requirements and resources. For more information, call 1.650.385.5000 (1.800.970.1179 in the U.S.), or visit the Informatica Web site at www.informatica.com.

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Note: Informatica, PowerCenter and PowerAnalyzer are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues:
License	$24,197	$26,392	$47,778	$52,906
Service	26,350	22,754	51,317	44,767

Total revenues	50,547	49,146	99,095	97,673
Cost of revenues:
License	637	1,720	1,224	3,106
Service	9,679	9,727	18,916	19,598

Total cost of revenues	10,316	11,447	20,140	22,704

Gross profit	40,231	37,699	78,955	74,969
Operating expenses:
Research and development	11,339	11,695	22,679	23,606
Sales and marketing	20,782	22,110	41,922	43,870
General and administrative	5,395	5,026	10,791	9,823
Amortization of stock-based compensation	19	65	43	138
Amortization of other intangible assets	140	285	425	570

Total operating expenses	37,675	39,181	75,860	78,007

Income (loss) from operations	2,556	(1,482)	3,095	(3,038)
Interest income and other, net	1,257	2,177	2,380	3,479

Income before income taxes	3,813	695	5,475	441
Income tax provision	596	261	1,089	261

Net income	$3,217	$434	$4,386	$180

Net income per share:
Basic and Diluted	$0.04	$0.01	$0.05	$0.00

Weighted shares used to compute net income per share:
Basic	80,143	79,308	80,335	79,137

Diluted	82,777	82,796	82,959	83,760

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	March 31,	December 31,
	2003	2003	2002

	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$130,791	$122,875	$122,490
Short-term investments	111,088	115,572	113,385
Accounts receivable, net	26,119	22,822	29,982
Prepaid expenses and other current assets	5,376	7,603	8,680

Total current assets	273,374	268,872	274,537
Property and equipment, net	42,861	45,255	47,370
Restricted cash	12,166	12,166	12,166
Goodwill and intangible assets, net	30,366	30,506	30,791
Other assets	355	316	330

Total assets	$359,122	$357,115	$365,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$41,762	$38,678	$41,383
Deferred revenue	50,478	51,287	51,702
Accrued restructuring charges	4,866	4,828	4,812

Total current liabilities	97,106	94,793	97,897
Accrued restructuring charges, less current portion	12,548	13,685	14,894
Stockholders’ equity	249,468	248,637	252,403

Total liabilities and stockholders’ equity	$359,122	$357,115	$365,194

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Operating activities
Net income	$3,217	$434	$4,386	$180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,824	2,460	5,751	4,725
Provision for doubtful accounts	81	565	177	661
Amortization of stock-based compensation	19	65	43	138
Amortization of intangible assets	140	285	425	570
Gain on the sale of investments	—	—	(18)	(154)
Loss on disposal of property and equipment	4	344	4	357
Other	76	—	76	—
Changes in operating assets and liabilities:
Accounts receivable	(3,378)	(4,300)	3,686	(3,215)
Prepaid expenses and other current assets	2,227	(1,716)	3,304	1,567
Other assets	(39)	138	(25)	341
Accounts payable and other current liabilities	3,085	6,557	380	5,380
Accrued restructuring charges	(1,100)	(1,174)	(2,293)	(2,544)
Deferred revenue	(809)	(724)	(1,224)	2,153

Net cash provided by operating activities	6,347	2,934	14,672	10,159
Investing activities
Purchases of property and equipment, net	(434)	(1,466)	(1,246)	(4,715)
Purchases of investments	(22,479)	(57,858)	(67,287)	(128,980)
Sales and maturities of investments	26,800	44,604	69,390	86,313

Net cash provided (used) by investing activities	3,887	(14,720)	857	(47,382)
Financing activities
Proceeds from issuance of common stock, net of payments for repurchases	355	504	3,052	3,794
Repurchase and retirement of common stock	(2,880)	—	(10,445)	—

Net cash provided (used) by financing activities	(2,525)	504	(7,393)	3,794

Effect of foreign currency translation	207	403	165	377

Increase (decrease) in cash and cash equivalents	7,916	(10,879)	8,301	(33,052)
Cash and cash equivalents at beginning of period	122,875	109,091	122,490	131,264

Cash and cash equivalents at end of period	$130,791	$98,212	$130,791	$98,212